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                   [INTERNATIONAL GAME TECHNOLOGY LETTERHEAD]

                                                                  EXHIBIT 10(07)

June 19, 1995

Mr. Ted Arneault, President
Mountaineer Park & Resort, Inc.
Route 2 South
Chester, West Virginia

RE: Master Lease Agreement #154920 and Schedule 2 thereto

Dear Mr. Arneault:

On April 27, 1995, IGT (f/k/a IGT-North America) entered into Schedule 2 to the above referenced Master Lease Agreement dated on or about August 12, 1994 ("Lease"), with Mountaineer Park, Inc. The Lease was additionally secured by the Guaranty from Winners Entertainment, Inc., dated August 10, 1994.

At your request, IGT is shipping the equipment on Schedule 2 prior to your licensure renewal hearing. In consideration of the agreement by IGT to ship at this time, it must have your acceptance of a modification to the Master Lease Agreement. Therefore, it is agreed that in the unlikely event that your license is not granted and you would not be permitted to take delivery and operate the equipment, that you will be responsible for paying to IGT the following:

      1. The actual costs incurred in the shipment of the equipment from Reno to Chester, West Virginia, as well as the costs incurred in returning them to Reno.

      2. The actual costs of any storage which may result from your inability to take delivery, or any such storage that may be incurred as a result of actions taken by the appropriate regulatory body.

      3. The actual costs incurred by IGT personnel in the installation or removal of such equipment.

      4. A charge equal to Fifteen (15%) Percent of the total value of the equipment for restocking expenses incurred by IGT. It is agreed that this is a fair estimation of costs which are difficult to define and determine and in no way constitutes a penalty or forfeiture.

It is intended that the agreement in this letter shall constitute an amendment of the Lease as provided in paragraph 15. Even though not required by the Guaranty, Winners Entertainment, Inc., does hereby agree that to induce IGT to ship at this time is sufficient consideration to support the extension of its guarantee to these expenses.
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                   [INTERNATIONAL GAME TECHNOLOGY LETTERHEAD]

All other provisions of the Master Lease Agreement and supporting documents that are not inconsistent with this amendment are ratified and confirmed.

IGT (f/k/a IGT-North America)

/s/ James A. Young

James A. Young
Director, Video Gaming

ACCEPTED AND AGREED:                           ACCEPTED AND AGREED:

Mountaineer Park, Inc.                         Winners Entertainment, Inc.

By:  /s/ Edson R. Arneault                     By: /s/ Edson R. Arneault
     -----------------------------                 -----------------------------
Its: President                                 Its: President
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                   [INTERNATIONAL GAME TECHNOLOGY LETTERHEAD]

                           LESSEE'S ACKNOWLEDGMENT OF

                              INSURANCE OBLIGATION

As Lessee under Master Equipment Lease No. 1154920 dated August 10, 1994 with IGT (f/k/a IGT - North America) as Lessor, we hereby acknowledge our obligation to promptly furnish a Certificate or Evidence of Insurance providing coverage on the Equipment in our Lease Schedule 2 dated April 25, 1995.

IGT and its Successors and Assigns, as their interests may appear," shall show as Loss Payee and additional insureds. The Equipment will be insured for replacement value.

Please be advised that this request has been made of:

                                 McMurty & Bell
                                   P.O.Box 309
                               Los Gatos, CA 95030
                                 (408) 358-6081

and that such Certificate or Evidence of Insurance will be shortly forthcoming to Lessor's Insurance Coordinator c/o IGT, P.O. Box 10120, Reno, NV 89510-0120.


LESSEE:

                                        Mountaineer Park. Inc.
                                        d/b/a Mountaineer Racetrack and Resort

                                        By: /s/ Edson R. Arneault
                                            -----------------------------
                                        Its:  President

                                        Date: April 28, 1995